Exhibit 99.1

THE AZEK COMPANY ANNOUNCES $100 MILLION ACCELERATED SHARE REPURCHASE PROGRAM

CHICAGO, Ill--(BUSINESS WIRE)-- December 5, 2023 The AZEK Company Inc. (NYSE: AZEK) (“AZEK” or the “Company”), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim and StruXure™ pergolas, today announced it has entered into an accelerated share repurchase agreement (“ASR”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) to repurchase $100 million of the Company’s Class A common stock.

The Company is funding the share repurchases under the ASR with cash from operations and proceeds from the recent sale of its Vycom business. Under the terms of the ASR, the Company will receive an initial delivery of approximately 2.3 million shares of Class A common stock from Goldman Sachs, with the final settlement scheduled to occur no later than February, 2024. The final number of shares to be repurchased under the ASR will be based generally on the average of AZEK’s daily volume-weighted average price per share of Class A common stock during a repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR. After the ASR is completed, the Company will have approximately $102 million remaining on its existing $400 million share repurchase authorization.

At settlement, Goldman Sachs may be required to deliver additional shares of Class A Common Stock to the Company, or the Company may be required either to make cash payments or deliver shares of Class A Common Stock to Goldman Sachs, at the Company’s election. The ASR Agreement contains customary provisions for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances under which the ASR Agreement may be accelerated, extended or terminated, and various representations and warranties made by the parties to one another.

About The AZEK® Company

The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim, and StruXure™ pergolas. Consistently awarded and recognized as the market leader in innovation, quality, aesthetics and sustainability, our products are made from up to 85% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly, and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping hundreds of millions of pounds of waste and scrap out of landfills each year, and revolutionizing the industry to create a more sustainable future. The AZEK Company has recently been named one of America’s Climate Leaders by USA Today, a Top Workplace by the Chicago Tribune and a winner of the 2023 Real Leaders® Impact Awards. Headquartered in Chicago, Illinois, the company operates manufacturing and recycling facilities in Ohio, Pennsylvania, Idaho, Georgia, Nevada, New Jersey, Michigan and Minnesota. For additional information, please visit azekco.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains or refers to certain forward-looking statements within the meaning of the federal securities laws and subject to the "safe harbor" protections thereunder. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “hope,” "expect," "intend," "will," "target," “anticipate,” "goal" and similar expressions. Projected financial information and performance are forward-looking statements. Other forward-looking statements may include, without limitation, statements with respect to the Company’s liquidity outlook, share repurchase plans and the expected completion date of the ASR. The Company bases its forward-looking statements on information available to it on the date of this release and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under "Risk Factors" and elsewhere in the Company's reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.

Investor Contact:

Eric Robinson

312-809-1093

ir@azekco.com

Source: The AZEK Company Inc.